UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2008

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (c), and (d): Not applicable.

(b): On July 24, 2008, Mercury Computer Systems, Inc. (the “Company’”) issued a press release announcing the retirement of James “Jay” R. Bertelli as Executive Chairman of the Company, effective July 25, 2008 (the “Retirement Date”). Mr. Bertelli has assumed the role of non-executive Chairman of the Board until the Company’s 2008 annual shareholders’ meeting expected to be held in November 2008 (the “Annual Meeting Date”), after which he will retire from the Board of Directors. A copy of the press release announcing Mr. Bertelli’s retirement is attached as Exhibit 99.1 and incorporated by reference herein.

(e): In connection with his retirement, Mr. Bertelli entered into a Retirement Agreement with the Company dated July 24, 2008. The following is a summary of the Retirement Agreement.

During the period between the Retirement Date and the Annual Meeting Date, Mr. Bertelli shall continue in the role of non-executive Chairman of the Board. Mr. Bertelli will receive a Chairman’s fee for serving in such capacity, payable in five monthly installments in accordance with the Company’s current practice. The Chairman’s fee shall be in an aggregate amount equal to $180,000, less any amounts paid to Mr. Bertelli for serving in the capacity of Executive Chairman of the Board of Directors from July 1, 2008, through the Retirement Date. Mr. Bertelli will not be eligible for any employee benefits.

Mr. Bertelli will provide consulting services to the Company from the Annual Meeting Date through June 30, 2010, in consideration for which the Company shall pay Mr. Bertelli an aggregate amount of $190,000, payable in arrears in equal monthly installments. The Company will also reimburse Mr. Bertelli for business expenses incurred by Mr. Bertelli in the performance of the consulting services in accordance with the Company’s business expense reimbursement policies and procedures.

In connection with Mr. Bertelli’s retirement, certain stock options encompassing 82,917 shares of the Company’s common stock and restricted stock awards encompassing 11,632 shares of the Company’s common stock shall become exercisable in full as of certain dates specified in the Retirement Agreement, whether or not otherwise exercisable on such dates. Mr. Bertelli’s rights to exercise vested stock options to purchase common stock of the Company shall be governed by the terms of the applicable stock option plan and award agreement.

The Retirement Agreement includes nondisclosure, non-solicitation, non-competition, and related covenants. In consideration for the non-disclosure, non-solicitation and non-competition covenants, the Company shall pay Mr. Bertelli an aggregate amount of $500,000, which shall be payable in 24 monthly installments. The non-solicitation and non-competition covenants are in effect through the fifth anniversary of the Annual Meeting Date. The Retirement Agreement also includes a general release by Mr. Bertelli of the Company, its affiliates, their respective employee benefit plans, and the directors, officers, shareholders, employees, attorneys, accountants and agents of each of the foregoing from certain claims that he has or ever had against any of them.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Mercury Computer Systems, Inc. on July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2008

MERCURY COMPUTER SYSTEMS, INC.

By:  /s/  Alex A. Van Adzin

        Alex A. Van Adzin

        Vice President, General Counsel,

        and Corporation Secretary